Exhibit 99.1

MARINEMAX REPORTS RECORD FISCAL 2021 FIRST QUARTER RESULTS

~Record December Quarter Revenue Grows 35% to over $411 Million~

~Same-Store Sales Growth Exceeds 20% Driven By 35% Comparable New Unit Growth~

~Gross Margin Expands to a Record 30% in the Quarter~

~Record December Quarter Net Income Increases to $23.6 Million~

~Diluted EPS More Than Doubles to $1.04~

~Raises Fiscal Year 2021 Guidance~

CLEARWATER, FL, January 28, 2021 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, today announced results for its first quarter ended December 31, 2020.

Revenue increased 35%, or over $107 million, to $411.5 million for the quarter ended December 31, 2020 from $304.2 million in the comparable period last year. Same-store sales grew over 20% in the quarter, driven by even greater growth in comparable new units sold of over 35%. The 20% same-store sales growth was on top of 24% growth in the comparable quarter last year, as demand for boating remains strong relative to prior years. Given the Company’s significant geographic and product diversification growth over the past several years, along with increased demand, net income and earnings per diluted share more than doubled to $23.6 million and $1.04, respectively. This compares to net income of $9.1 million and earnings per diluted share of $0.41 in the comparable period last year.

W. Brett McGill, Chief Executive Officer and President, stated, “We delivered record sales and earnings growth in the quarter on top of very strong performance a year ago as we continue to outperform by effectively executing on our balanced growth strategy. We grew market share as we drove 20% same-store-sales growth that was fueled by greater overall unit growth. Our entire team contributed to these impressive results, supported by our global market presence, premium brands, exceptional customer service and ongoing investments in technology. The meaningful margin expansion in the quarter was bolstered by growth in product margins, storage and service, Fraser Yachts and Northrop & Johnson, our global super yacht services businesses and our finance and insurance businesses. Our focus on driving margins and improving our cost structure continues to produce significant leverage in our operating model.”

Mr. McGill continued, “Our ongoing accretive acquisitions are all successfully integrated and contributing to our performance. We will continue to pursue complementary opportunities with a disciplined approach to expand our business as we remain committed to creating long-term value for our shareholders. Furthermore, we are realizing meaningful benefit from the foundational shift of new customers embracing and enjoying the boating lifestyle. This shift positions us to build on our growth for years to come, as many existing and new customers should upgrade to larger boats and take advantage of our multitude of product and service offerings. With the largest selling season ahead, we expect to build on the strong start to our fiscal year.”

At December 31, 2020, the Company’s financial capacity, consisting of cash and cash equivalents, along with available borrowings under its credit facilities, exceeded $254 million.

2021 Guidance

Based on current business conditions, retail trends and other factors, the Company is raising its fiscal year 2021 guidance for earnings per diluted share to be in the range of $4.00 to $4.20, which is increased from its previously provided guidance of $3.70 to $3.90 per diluted share.  This compares to a non-GAAP adjusted, but fully taxed,  earnings per diluted share of $3.42 in fiscal 2020. (Please see the Company’s fiscal 2020 earnings release dated October 28, 2020 for a reconciliation of this non-GAAP figure to the applicable GAAP figure) These expectations do not consider, or give effect for, material acquisitions that may be completed by the Company during fiscal 2021 or other unforeseen events, including changes in global economic conditions.

~ more ~

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 77 retail dealership locations, including 30 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, it is also the largest super-yacht services provider, operating 27 locations across the globe. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands.  The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE:HZO). For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the Company’s anticipated financial results for the fourth quarter and the fiscal year ended December 31, 2020; the Company's pursuit of complementary acquisitions and its approach in doing so; the foundational shift of new customers embracing and enjoying the boating lifestyle; the Company's positioning to build on its growth for years to come; existing and new customers of the Company upgrading to larger boats and taking advantage of the Company's product and services offerings; the Company's expectation to build on the strong start to its fiscal year; and the Company's fiscal 2021 guidance.  These statements are based on current expectations, forecasts, risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance of the recently-acquired  businesses, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2020 and other filings with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	Abbey Heimensen	ICR, LLC.
	Public Relations	investorrelations@marinemax.com
MarineMax, Inc.
727.531.1700

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2020	2019
Revenue	$411,524	$304,172
Cost of sales	288,123	224,154
Gross profit	123,401	80,018

Selling, general, and administrative expenses	91,417	64,386
Income from operations	31,984	15,632

Interest expense	1,268	3,344
Income before income tax provision	30,716	12,288

Income tax provision	7,116	3,229
Net income	$23,600	$9,059

Basic net income per common share	$1.07	$0.42

Diluted net income per common share	$1.04	$0.41

Weighted average number of common shares used in computing net income per common share:

Basic	22,025,898	21,453,914
Diluted	22,745,125	21,890,065

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$120,939	$35,985
Accounts receivable, net	44,001	36,118
Inventories, net	378,863	493,943
Prepaid expenses and other current assets	14,583	11,009
Total current assets	558,386	577,055

Property and equipment, net	149,657	144,756
Operating lease right-of-use assets, net	105,633	41,335
Goodwill and other intangible assets, net	143,114	64,479
Other long-term assets	8,098	7,781
Total assets	$964,888	$835,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,379	$18,159
Contract liabilities (customer deposits)	55,389	20,198
Accrued expenses	67,457	35,436
Short-term borrowings	163,394	334,085
Current maturities on long-term debt	2,704	—
Current operating lease liabilities	9,861	6,898
Total current liabilities	321,184	414,776
Long-term debt, net of current maturities	50,124	—
Noncurrent operating lease liabilities	98,220	36,325
Deferred tax liabilities, net	5,911	2,413
Other long-term liabilities	6,867	1,145
Total liabilities	482,306	454,659
STOCKHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	28	28
Additional paid-in capital	283,101	271,622
Accumulated other comprehensive income (loss)	1,749	(63)
Retained earnings	301,299	212,124
Treasury stock	(103,595)	(102,964)
Total stockholders’ equity	482,582	380,747
Total liabilities and stockholders’ equity	$964,888	$835,406